SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 31, 2011
Date of Report (Date of Earliest Event Reported)
Cronos Global Income Fund XV, L.P.
(Exact name of registrant as specified in its charter)
California
(State or Other Jurisdiction of Incorporation)

0-23886	94-3186624

(Commission File Number)	(IRS Employer Identification No.)
One Front Street, Suite 925, San Francisco, California 94111
(Address of principal executive offices) (Zip Code)
(415) 677-8990
(Fund’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
               The Registrant, Cronos Global Income Fund XV, L.P., a California limited partnership (the “Fund”), was organized on August 26, 1993 to engage in the business of owning and leasing marine cargo containers to third-party lessees. The Fund is managed by Cronos Capital Corp., a California corporation (“CCC”), its general partner.
               On May 31, 2011, CCC, for and on behalf of the Fund, transmitted its letter to the limited partners of the Fund reporting on the Fund’s results of operations for the first calendar quarter of 2011. A copy of the letter is furnished with this report as Exhibit 99.1.
               The information in this Current Report on Form 8-K, including the attached letter, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
               (d) Exhibits
99.1	Letter report to the limited partners of the Fund from CCC, dated May 31, 2011.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GLOBAL INCOME FUND XV, L.P.
By	Cronos Capital Corp., The General Partner
By	/s/ Frank P. Vaughan
Frank P. Vaughan
Chief Financial Officer

Date: May 31, 2011

INDEX TO EXHIBITS

Exhibit	Description

99.1	Letter report from Cronos Capital Corp., general partner of Cronos Global Income Fund XV, L.P., dated May 31, 2011 reporting on results of operations for the first calendar quarter of 2011.

3